As filed with the Securities and Exchange Commission on May 1, 2018 Registration No. 333-186949 Registration No. 333-207643

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________

POST-EFFECTIVE AMENDMENT NO. 1 to
FORM S-8 REGISTRATION STATEMENT (Registration No. 333-186949)

POST-EFFECTIVE AMENDMENT NO. 1 to
FORM S-8 REGISTRATION STATEMENT (Registration No. 333-207643)

UNDER

THE SECURITIES ACT OF 1933

____________________________

(Exact name of registrant as specified in its charter)

Delaware	58-0628465
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Coca-Cola Plaza

Atlanta, Georgia 30313

(404) 676-2121

(Address, including Zip Code, and telephone number, including area code, of registrant’s Principal Executive Offices)

____________________________

Western Container Corporation Retirement Savings Plan

(Full title of the plan)

____________________________

Bernhard Goepelt, Esq.

Senior Vice President and General Counsel

The Coca-Cola Company

One Coca-Cola Plaza

Atlanta, Georgia 30313

(404) 676-2121

(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________________

With a copy to:

Anita Jane Kamenz, Esq.

Securities Counsel

The Coca-Cola Company

One Coca-Cola Plaza

Atlanta, Georgia 30313

(404) 676-2121

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 is being filed by The Coca-Cola Company (the “Company”) to deregister the remaining shares of the Company’s Common Stock and the associated plan interests that were registered for issuance under the following Registration Statements on Form S-8 (the “Registration Statements”):

•	Registration Statement No. 333-186949, filed on February 28, 2013, which registered 20,000 shares of Common Stock and the associated plan interests under the Western Container Corporation Retirement Savings Plan (the “Western Container Plan”); and

•	Registration Statement No. 333-207643, filed on October 28, 2015, which registered 50,000 shares of the Company’s Common Stock and the associated plan interests under the Western Container Plan.

Effective October 2, 2017, the Western Container Plan was merged (the “Merger”) with and into the Coca-Cola Bottler’s Association 401(k) Retirement Savings Plan. Effective upon the Merger, the Company terminated issuances of the Company’s Common Stock under the Western Container Plan. Accordingly, the Company hereby deregisters all shares of the Company’s Common Stock remaining unissued under the Western Container Plan and the Registration Statements, along with the associated plan interests.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 1st day of May, 2018.

THE COCA-COLA COMPANY

By:	/s/ Kathy N. Waller
Name:	Kathy N. Waller
Title:	Executive Vice President, Chief Financial Officer
and President, Enabling Services

No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933.

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 1st day of May, 2018.

western container corporation retirement savings plan

By:	/s/ Allison O’Sullivan
Name:	Allison O’Sullivan
Title:	Chairperson, The Coca-Cola Company
Benefits Committee